UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐

☐		Preliminary Proxy Statement

☐		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐		Definitive Proxy Statement

☒		Definitive Additional Materials

☐		Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following is (1) a copy of a communication to be sent by American Realty Capital New York City REIT, Inc. (the “Company”) inviting the Company’s stockholders and financial advisors to join a webcast presentation in relation to the Company’s annual meeting of stockholders (the “Annual Meeting”), (2) a reminder communication to be sent to the Company’s stockholders in relation to the Annual Meeting, and (3) a recorded telephone message to be transmitted to the Company’s stockholders in relation to the Annual Meeting.

We are pleased to invite investors and financial advisors to join us for one of the two upcoming webcasts with American Realty Capital New York City REIT (“ARC NYCR”) executive leadership to discuss the upcoming 2017 Annual Meeting of Stockholders and the proposals which have been presented for stockholder consideration this year. The meeting has been adjourned until July 19, 2017.

Please see below for webcast details:

Thursday, June 29, 2017 - 1:00pm Eastern
Click here to add the webcast to your calendar

Thursday, July 6, 2017 - 1:00pm Eastern
Click here to add the webcast to your calendar

ARC NYCR's Chief Executive Officer, Michael Weil and Chief Financial Officer, Nick Radesca will discuss the proposals included in the proxy materials which were initially forwarded in May to all stockholders of record as of the April 4, 2017 record date. (Link to Proxy)

This proxy includes three topics:

1.	The election of four members to the Board of Directors

2.	The ratification and appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2017

3.	Proposals to amend ARC NYCR’s charter to be consistent with those of publicly traded REITs

A minimum of 50% of outstanding shares as of the record date must vote to approve each charter amendment proposal in order for all charter amendment proposals to pass.

ARC NYCR has engaged Broadridge again this year to provide proxy solicitation and tabulation services. Stockholders may reach a Broadridge proxy specialist at 855-976-3323 to request proxy materials and for help with voting shares.

As always, please feel free to call our investor services group at 866-902-0063 to discuss questions you may have about the proxy materials or the company.

________________________________________________________________________________________

Copyright (C) 2017 AR Global Investments, LLC All rights reserved.
405 Park Avenue, New York, NY 10022 | T: 212-415-6500.

PLEASE VOTE NOW

URGENT REQUEST REGARDING OUR ANNUAL STOCKHOLDER MEETING

The American Realty Capital New York City REIT, Inc. Annual Meeting of Stockholders has been adjourned to permit stockholders additional time to consider the proposals as described in the company’s proxy statement.

Our records indicate that we have not yet received your vote.

Please note that proxy solicitation costs are borne by the company and its stockholders.  These costs can be substantial.  Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you. We urge you to vote as soon as possible in order to allow ARC NYCR to reconvene the adjourned meeting on July 19, 2017.

Your vote matters and is important no matter how many shares you own. Please vote promptly so your vote can be received prior to the July 19, 2017 Adjourned Annual Meeting of Stockholders.

Voting is quick, will only take a few minutes of your time, reduces expenses and will benefit all stockholders. We have made it very quick and easy for you to vote. Please choose one of the following voting methods to cast your vote today:

•      Speak with a Proxy Voting Specialist Live – Please call Broadridge at 1-855-976-3323 to speak live with a proxy voting specialist who will take your vote over the phone. Proxy specialists are available Monday through Friday between 9:00 am and 10:00 pm Eastern.

OR

•      Use the Automated Line - If you have your control number available for reference and prefer to use an automated system available 24 hours each day, please dial 1-800-690-6903 and have the control number listed on the voting instructions form provided to you available for reference when using this touch-tone system.

Vote Online at www.proxyvote.com/NYCR - Enter the control number on the voting instruction form provided and follow the prompts.
Vote by Mail - Complete, sign and date the enclosed proxy card and return it in the pre-paid envelope provided as soon as possible.

Please vote promptly to help the REIT from incurring additional proxy solicitation costs.

THANK YOU IN ADVANCE FOR YOUR VOTE

DRAFT

ProxyLIte Message – to be issued on Wednesday June 28, 2017

“Hi, this is Nick Radesca, Chief Financial Officer of American Realty Capital New York City REIT.  I’m calling with an urgent request for your vote. This year’s annual stockholder meeting has been adjourned to permit stockholders additional time to consider the proposals described in the company’s proxy statement.

Our records indicate that we have not yet received your vote. Your vote matters and is important no matter how many shares you own.

If you are ready to vote your shares, you may do so now by pressing 1 at any time to be connected with a Broadridge proxy specialist.

If you received this as a message on your voice mail or need time to review the proxy materials, you may contact a specialist at Broadridge, the proxy agent, at 855-976-3323 for help with voting your shares.

We also invite you to join us for a webcast at 1:00pm eastern on either June 29th or July 6th for a discussion of the proposals which have been presented for your consideration. Please visit www.newyorkcityreit.com for more information on the webcast.

I appreciate your investment and thank you in advance for your vote.”